                                                                    Exhibit 99.1

                                                     [Premcor Logo Appears Here]

                                                                 Premier People,
                                                           Products and Services

NEWS RELEASE ---------------------------------------
                                                         Premcor Inc.
                                                         1700 East Putnam
                                                         Suite 500
                                                         Old Greenwich, CT 06870
                                                         203-698-7500
                                                         203-698-7925 fax



                  PREMCOR ANNOUNCES SECOND QUARTER 2002 RESULTS

     OLD GREENWICH, Connecticut, August 6, 2002---Premcor Inc. (NYSE: PCO) today reported a net loss of $40.1 million, or $.82 per share, in the second quarter of 2002 compared to net earnings of $174.5 million, or $5.06 per share, in the second quarter of 2001. Excluding the effect of the special items discussed below, the second quarter 2002 net loss was $17.3 million, or $.35 per share.

     For the six months ended June 30, 2002, Premcor reported a net loss of $139.8 million, or $3.47 per share, as compared to net earnings of $142.8 million, or $4.14 per share, in the first six months of 2001. Excluding the effect of the special items discussed below, the first six months of 2002 resulted in a net loss of $29.7 million, or $.74 per share, compared to net earnings of $218.4 million, or $6.33 per share, in the first six months of 2001.

     Thomas D. O'Malley, Premcor's Chairman, Chief Executive Officer, and President, said, "Results for the second quarter were disappointing. The basic West Texas Intermediate 3-2-1 crack spread (manufacturing margin) was reasonable, but the price spreads between WTI and medium sulfur crude oil and most importantly Mexican Maya crude oil were well below historical averages and had a significant negative impact on our quarterly results. The company's refineries operated well during the quarter."

     O'Malley continued, "Despite the poor market conditions, we made tremendous progress toward reshaping Premcor's balance sheet and cost structure during the quarter. Most significantly, in April we completed the successful initial public offering of our common stock, raising net proceeds of $482 million. We promptly repurchased $346 million of debt using a portion of the IPO proceeds. These repurchases were followed in early June by the restructuring of our Sabine River Holdings and Premcor Refining Group subsidiaries in a transaction that allowed us to simplify our corporate structure and retire an additional $221 million of debt using available cash and IPO proceeds. These steps have reduced our annual interest burden by $52 million. In the back office, to date we have reduced cash G&A expenditures by more than $8 million on an annual basis, and we will achieve additional savings by year-end. These steps have dramatically reduced the breakeven economics for our ongoing operations, and they began to have an impact during June."

     Looking ahead, O'Malley said, "The third quarter got off to a reasonable start, but we have witnessed a deterioration during the second half of July, which, if it continues, will make it difficult to achieve a profit during the third quarter. The main problem is the continuing narrow price differential between WTI and the very heavy crude oil run by our Port Arthur Refinery. This light/heavy crude oil spread is one of the important economic effects of the continuing OPEC cutbacks, which have been concentrated in heavy crude oil. Results for the company may not improve significantly until we see a widening of the light/heavy spread."

     Commenting on recent events concerning corporate accountability, O'Malley said, "Investors must have confidence in the management of their companies. To that end, our board of directors, audit committee, and management team are reviewing Premcor's corporate governance policy and will make adjustments as needed to ensure that it is fully compliant with new legal and regulatory initiatives. The CEO and CFO will attest to the correctness of Premcor's financial statements in accordance with the SEC request."

     On the subject of stock option accounting, O'Malley said, "Options have become a controversial topic for public companies in the U.S. Premcor believes it is appropriate to expense stock options in order to provide clarity and present the most conservative picture to our investors. Accordingly, Premcor's board has authorized management to expense options in compliance with SFAS No. 123, `Accounting for Stock-Based Compensation.' As shown on the accompanying income statements, Premcor has recorded a $5.7 million expense for the first six months to cover all 2002 options issued to date. These options represent approximately 73 percent of options currently outstanding. Premcor expects to charge approximately $4.2 million per quarter for the approximately ten quarters remaining in the 2002 option issuance vesting period. Future option issues will be treated in the same manner."

     For the second quarter of 2002, pre-tax special items of $35.9 million included $6.5 million relating to the restructuring of the company's St. Louis general and administrative operations, $2.5 million related to the restructuring of the company's Premcor Refining Group and Sabine River Holding Corp. subsidiaries, $6.2 million for the planned closure of the Hartford, Illinois refinery, $1.4 million for idled equipment, and $19.3 million related to the early retirement of long-term debt. The total after-tax effect of these special items on the quarter was a net loss of $22.8 million, equal to $.47 per share. There were no special items in the second quarter of 2001.

     For the first six months of 2002, pre-tax special items of $177.9 million included $137.4 million related to the planned closure of the Hartford refinery, $17.3 million primarily for severance and other charges related to the restructuring of the company's St. Louis general and administrative operations, $2.5 million related to the PRG and Sabine restructuring, $1.4 million for idled equipment, and $19.3 million related to the early retirement of long-term debt. The after-tax effect of these special items for the six months of 2002 was $110.1 million, or $2.73 per share. Special items for the first six months of 2001 included charges related to the closure of the Blue Island, Illinois refinery and discontinued retail operations. The net after-tax effect of these charges, partially offset by a $30 million income tax benefit, was $75.6 million, or $2.19 per share.

     The company's regular quarterly conference call concerning the quarter's results will be webcast live today at 11:00 am EDT on the Investor Relations section of the Premcor Inc. website at www.premcor.com. A 24-hour replay of the call will be available until August 13, 2002 at (800) 396-1242, and the call will be archived on the company's website.

     Premcor Inc. is one of the largest independent petroleum refiners and marketers of unbranded transportation fuels and heating oil in the United States.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the company's current expectations with respect to future market conditions, future operating results, the future performance of its refinery operations, and future debt reductions. Words such as "expects," "intends," "plans," "projects," "believes," "estimates," "may," "will," "should," "shall," and similar expressions typically identify such forward-looking statements. Even though Premcor believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include, but are not limited to, operational difficulties, varying market conditions, potential changes in gasoline, crude oil, distillate, and other commodity prices, government regulations, and other factors contained from time to time in the reports filed with the Securities and Exchange Commission by the company and its subsidiaries, Premcor USA Inc. and The Premcor Refining Group Inc., including the company's Form S-1 and the company's and its subsidiaries' quarterly reports on Form 10-Q, reports on Form 8-K, and annual reports on Form 10-K.

                                      ###

Contacts:
Premcor Inc.
Joe Watson, (203) 698-7510 (Media/Investors)
Karen Davis, (314) 854-1424 (Investors)
Michael Taylor, (314) 719-2304 (Investors)

                          Premcor Inc. and Subsidiaries
                                Earnings Release

                                                                Three months ended      Six months ended
                                                                     June 30,              June 30,
                                                                -------------------   -------------------
(dollars in millions except per share amounts, unaudited)         2002       2001       2002      2001
                                                                --------   --------   --------   --------
Operating revenues                                             $ 1,679.0  $ 1,818.3  $ 2,907.3  $ 3,504.7
Cost of sales                                                    1,523.4    1,337.3    2,585.0    2,742.9
                                                               ---------  ---------  ---------  ---------
  Gross margin                                                     155.6      481.0      322.3      761.8
Operating expenses                                                 114.1      118.1      228.6      250.9
General and administrative expenses                                 14.4       16.6       28.9       29.2
Stock option compensation expense                                    3.8          -        5.7          -
                                                               ---------  ---------  ---------  ---------
  Adjusted EBITDA (1)                                               23.3      346.3       59.1      481.7
Depreciation and amortization                                       21.9       22.9       44.1       44.5
Restructuring and other charges                                     16.6          -      158.6      150.0
                                                               ---------  ---------  ---------  ---------
  Operating income (loss)                                          (15.2)     323.4     (143.6)     287.2
Interest expense and finance income, net                           (30.0)     (35.3)     (61.0)     (72.5)
Loss on extinguishment of long-term debt                           (19.3)         -      (19.3)         -
Income tax benefit (provision)                                      23.5     (103.3)      84.9      (47.3)
Minority interest                                                    0.9       (7.6)       1.7      (10.9)
                                                               ---------  ---------  ---------  ---------
  Net income from continuing operations before
    preferred stock dividends                                      (40.1)     177.2     (137.3)     156.5
Discontinued operations, net of tax                                    -          -          -       (8.5)
Preferred stock dividends                                              -       (2.7)      (2.5)      (5.2)
                                                               ---------  ---------  ---------  ---------
  Net income (loss) available to common
    shareholders                                               $   (40.1) $   174.5  $  (139.8) $   142.8
                                                               =========  =========  =========  =========
Net income (loss) per common share (fully-diluted):
  Income (loss) from continuing operations                     $   (0.82) $    5.06  $   (3.47) $    4.39
  Discontinued operations                                              -          -          -      (0.25)
                                                               ---------  ---------  ---------  ---------
  Net income (loss)                                            $   (0.82) $    5.06  $   (3.47) $    4.14
                                                               =========  =========  =========  =========
Weighted average common shares outstanding (in millions)            48.7       34.5       40.3       34.5

(1) Earnings before interest, income taxes, depreciation, amortization and restructuring and other charges.


                                                                 June 30,         December 31,
Summarized Balance Sheet Information                               2002               2001
                                                               ------------       ------------
  Cash and short-term investments:
    Premcor Inc.                                                $    44.9          $    2.1
    Premcor USA Inc.                                                 17.1              25.5
    The Premcor Refining Group Inc.                                 120.2             482.5
                                                                ---------          --------
      Consolidated cash and short-term investments                  182.2             510.1
  Cash restricted for debt service                                   65.4              30.8
  Other working capital                                              87.9             (58.3)
  Total assets                                                    2,365.2           2,509.8
  Long-term debt and exchangeable preferred stock:
    Premcor USA Inc.                                                 43.5             239.2
    The Premcor Refining Group Inc.                                 880.0           1,247.0
                                                                ---------          --------
      Consolidated long-term debt                                   923.5           1,486.2
  Total common stockholders' equity                                 678.9             294.7

                          Premcor Inc. and Subsidiaries
                                Earnings Release

                                                Three months ended     Six months ended
                                                     June 30,              June 30,
                                                ------------------     -----------------
(unaudited)                                       2002      2001         2002      2001
                                                --------  --------     --------  -------
Selected Volumetric and Per Barrel Data

  Production (Mbbls per day)                      465.5     460.2        454.6     463.5

  Crude oil throughput (Mbbls per day)            447.9     444.0        441.1     443.7

  Per barrel of throughput:
    Gross margin                                $  3.82   $ 11.90      $  4.04   $  9.49
    Operating expenses                             2.80      2.92         2.86      3.12



Market Indicators (dollars per barrel)

  West Texas Intermediate, or "WTI" (sweet)     $ 26.28   $ 27.89      $ 23.94   $ 28.35
  Crack Spreads:*
    Gulf Coast 3/2/1                               3.36      6.52         3.08      5.76
    Chicago 3/2/1                                  5.29     11.97         4.48      8.95
  Crude Oil Differentials:
    WTI less WTS (sour)                            1.15      3.23         1.24      3.66
    WTI less Maya (heavy sour)                     4.34     10.46         4.89     10.54
    WTI less Dated Brent (foreign)                 1.23      0.72         0.82      1.81
  Natural Gas (per mmbtu)                          3.38      4.68         2.79      5.84



* Per barrel margin achieved by converting three barrels of West Texas Intermediate crude oil, priced at Cushing, Oklahoma, into two barrels of conventional gasoline and one barrel of high sulfur diesel fuel, priced in their respective regional market.

                         Premcor Inc. and Subsidiaries
                                Earnings Release


                                                  Three months ended June 30, 2002           Three months ended June 30, 2001
                                              ---------------------------------------    ---------------------------------------
                                                Port                                       Port
   Selected Refinery Data (unaudited)          Arthur     Lima    Hartford    Total       Arthur     Lima    Hartford    Total
   ---------------------------------          --------  --------  --------   --------    --------  --------  --------   --------
   Operating results (dollars in millions):
     Gross margin:
     Gulf Coast 3/2/1                         $ 73.4    $ 43.7    $ 19.9    $ 137.0     $ 137.0     $ 86.6    $ 40.0    $ 263.6
     Chicago 3/2/1 vs. Gulf Coast 3/2/1            -      25.0      11.4       36.4           -       72.4      33.4      105.8
     Crude oil differentials to benchmark       79.4     (10.4)      6.1       75.1       188.5      (28.3)     18.5      178.7
     Product differentials to benchmark        (53.3)    (22.3)    (17.3)     (92.9)      (41.8)     (11.1)    (14.2)     (67.1)
                                              ------    ------    ------    -------     -------     ------    ------    -------
        Realized gross margin                   99.5      36.0      20.1      155.6       283.7      119.6      77.7      481.0
     Operating expenses                         66.7      28.5      18.9      114.1        73.0       27.6      17.5      118.1
                                              ------    ------    ------    -------     -------     -------    ------   -------
        Net refining margin                     32.8       7.5       1.2       41.5       210.7       92.0      60.2      362.9
     Depreciation and amortization              13.9       5.7        -        19.6        12.6        5.9       3.9       22.4
   Per barrel of throughput (in dollars):
     Gross margin:
     Gulf Coast 3/2/1                         $ 3.36    $ 3.36    $ 3.36    $  3.36     $  6.52     $ 6.52    $ 6.52    $  6.52
     Chicago 3/2/1 vs. Gulf Coast 3/2/1            -      1.92      1.92       0.89           -       5.45      5.45       2.62
     Crude oil differentials to benchmark       3.64     (0.80)     1.03       1.84        8.98      (2.13)     3.02       4.42
     Product differentials to benchmark        (2.44)    (1.71)    (2.92)     (2.28)      (1.99)     (0.83)    (2.32)     (1.66)
                                              ------    ------    ------    -------     -------     ------    ------    -------
        Realized gross margin                   4.56      2.77      3.38       3.82       13.51       9.01     12.67      11.90
     Operating expenses                         3.06      2.19      3.18       2.80        3.48       2.08      2.85       2.92
                                              ------    ------    ------    -------     -------     ------    ------    -------
        Net refining margin                     1.50      0.58      0.20       1.02       10.04       6.93      9.82       8.98
     Depreciation and amortization              0.64      0.44       -         0.48        0.60       0.44      0.64       0.55



Calculation methodology:

Although the Company manages its refinery business, including feedstock acquisition and product marketing, on an integrated basis, for analytical purposes, the business results shown here have been allocated to the individual refineries. The foundation for determining realized gross margin by refinery is a daily valuation of actual refinery feedstocks at market and a daily valuation of actual refinery production at market. The result of this calculation is a standard refinery gross margin. Since it is not possible to ratably deliver daily priced feedstocks to our refineries and since it is not possible to realize the value of refinery production on the day it is produced, the actual refinery gross margin differs from the standard. These differences arise from the fact that crude oil is often purchased and priced well in advance of the time that it is consumed and the value of refinery production can be fixed before or after it is produced and is further determined by the channel of trade through which it is marketed. Inventory fluctuations and hedging activities with their attendant product grade, location and time basis risks lead to further deviations from the standard daily feedstock and product valuations. These variations from the standard are allocated to each refinery on a reasonable basis, usually driven by volume of crude input. As a result of these allocations, the individual refinery realized gross margins presented here do not reflect the results that would be reported if separately accounted for in accordance with generally accepted accounting principles.

                          Premcor Inc. and Subsidiaries
                                Earnings Release


                                             Three months ended June 30, 2002           Three months ended June 30, 2001
                                         ---------------------------------------    ---------------------------------------
   Selected Volumetric Data
   ------------------------                Port                                       Port
   (in thousands of barrels per day)      Arthur     Lima    Hartford    Total       Arthur     Lima    Hartford    Total
   ---------------------------------     --------  --------  --------   --------    --------  --------  --------   --------
Feedstocks:
     Crude oil throughput:
        Sweet                                -      142.6        -        142.6         -       142.1        1.4       143.5
        Light/Medium sour                   33.3      0.2       63.2       96.7        39.7       3.8       58.0       101.5
        Heavy sour                         206.6      -          2.0      208.6       191.0       -          8.0       199.0
                                         -------   ------    -------    -------     -------   -------    -------     -------
          Total crude oil                  239.9    142.8       65.2      447.9       230.7     145.9       67.4       444.0
     Unfinished and blendstocks             10.3    (12.4)       4.4        2.3         9.5      (6.2)      (0.4)        2.9
                                         -------   ------    -------    -------     -------   -------    -------     -------
          Total feedstocks                 250.2    130.4       69.6      450.2       240.2     139.7       67.0       446.9
                                         =======   ======    =======    =======     =======   =======    =======     =======
Production:
     Light products:
        Conventional gasoline               85.3     70.7       29.4      185.4        85.3      71.8       26.3       183.4
        Premium and reformulated gasoline   29.7      9.5        7.9       47.1        28.4      12.5       10.0        50.9
        Diesel fuel                         66.8     18.8       22.2      107.8        69.0      20.3       22.5       111.8
        Jet fuel                            30.2     20.7        -         50.9        23.5      24.8        -          48.3
        Petrochemical products              18.4      7.4        3.1       28.9        18.4       7.4        3.3        29.1
                                         -------   ------    -------    -------     -------   -------    -------     -------
          Total light products             230.4    127.1       62.6      420.1       224.6     136.8       62.1       423.5
     Petroleum coke and sulfur              29.4      2.8        3.8       36.0        25.3       3.0        4.4        32.7
     Residual oil                            5.6      2.1        1.7        9.4         2.9       1.5       (0.4)        4.0
                                         -------   ------    -------    -------     -------   -------    -------     -------
          Total production                 265.4    132.0       68.1      465.5       252.8     141.3       66.1       460.2
                                         =======   ======    =======    =======     =======   =======    =======     =======

                          Premcor Inc. and Subsidiaries
                                Earnings Release



                                              Six months ended June 30, 2002                 Six months ended June 30, 2001
                                         ---------------------------------------    -----------------------------------------------
                                           Port                                       Port                          Blue
   Selected Refinery Data (unaudited)     Arthur     Lima    Hartford    Total       Arthur     Lima    Hartford   Island*   Total
   ----------------------------------    --------  --------  --------   --------    --------  --------  --------  --------  -------
   Operating results (dollars in
    millions):
     Gross margin:
     Gulf Coast 3/2/1                   $ 131.4    $ 78.7    $ 35.7    $ 245.8       $ 240.0   $ 145.5   $ 68.8   $  8.3    $ 462.6
     Chicago 3/2/1 vs. Gulf Coast
       3/2/1                                -        35.8      16.2       52.0           -        80.5     38.1      4.6      123.2
     Crude oil differentials to
       benchmark                          183.1     (12.2)     18.3      189.3         341.3     (41.4)    45.0      0.1      344.9
     Product differentials to
       benchmark                         (114.4)    (22.6)    (27.8)    (164.8)       (114.0)    (17.7)   (31.7)    (5.6)    (169.0)
                                        -------    ------    ------    -------       -------    ------   ------   ------    -------
        Realized gross margin             200.1      79.7      42.4      322.3         467.2     166.9    120.2      7.4      761.8
     Operating expenses                   133.9      57.2      37.5      228.6         149.5      59.3     36.7      5.4      250.9
                                        -------    ------    ------    -------       -------    ------   ------   ------    -------
        Net refining margin                66.2      22.5       4.9       93.7         317.7     107.6     83.6      2.0      510.9
     Depreciation and amortization         26.4      11.6       2.9       40.9          22.9      10.6      7.8      1.1       42.4
   Per barrel of throughput
    (in dollars):
     Gross margin:
     Gulf Coast 3/2/1                   $  3.08    $ 3.08    $ 3.08    $  3.08       $  5.76   $  5.76   $ 5.76   $ 5.76    $  5.76
     Chicago 3/2/1 vs. Gulf Coast
       3/2/1                               -         1.40      1.40       0.65          -         3.19     3.19     3.19       1.53
     Crude oil differentials to
       benchmark                           4.29     (0.48)     1.58       2.37          8.19     (1.64)    3.77     0.04       4.29
     Product differentials to
       benchmark                          (2.68)    (0.88)    (2.40)     (2.06)        (2.74)    (0.70)   (2.65)   (3.86)     (2.10)
                                        -------    ------    ------     ------       -------    ------   ------   ------    -------
        Realized gross margin              4.69      3.12      3.66       4.04         11.21      6.61    10.06     5.13       9.49
     Operating expenses                    3.14      2.24      3.24       2.86          3.59      2.35     3.07     3.75       3.12
                                        -------    ------    ------     ------       -------    ------   ------   ------    -------
        Net refining margin                1.55      0.88      0.42       1.17          7.62      4.26     6.99     1.38       6.36
     Depreciation and amortization         0.62      0.45      0.25       0.51          0.55      0.42     0.65     0.76       0.53



Calculation methodology:

Although the Company manages its refinery business, including feedstock acquisition and product marketing, on an integrated basis, for analytical purposes, the business results shown here have been allocated to the individual refineries. The foundation for determining realized gross margin by refinery is a daily valuation of actual refinery feedstocks at market and a daily valuation of actual refinery production at market. The result of this calculation is a standard refinery gross margin. Since it is not possible to ratably deliver daily priced feedstocks to our refineries and since it is not possible to realize the value of refinery production on the day it is produced, the actual refinery gross margin differs from the standard. These differences arise from the fact that crude oil is often purchased and priced well in advance of the time that it is consumed and the value of refinery production can be fixed before or after it is produced and is further determined by the channel of trade through which it is marketed. Inventory fluctuations and hedging activities with their attendant product grade, location and time basis risks lead to further deviations from the standard daily feedstock and product valuations. These variations from the standard are allocated to each refinery on a reasonable basis, usually driven by volume of crude input. As a result of these allocations, the individual refinery realized gross margins presented here do not reflect the results that would be reported if separately accounted for in accordance with generally accepted accounting principles.

* Closed January 2001

                          Premcor Inc. and Subsidiaries
                                Earnings Release



                                              Six months ended June 30, 2002                 Six months ended June 30, 2001
                                         ---------------------------------------    -----------------------------------------------
   Selected Volumetric Data
   ------------------------                Port                                       Port                          Blue
   (in thousands of barrels per day)      Arthur     Lima    Hartford    Total       Arthur     Lima    Hartford   Island*   Total
   ---------------------------------     --------  --------  --------   --------    --------  --------  --------  --------  -------
Feedstocks:
 Crude oil throughput:
   Sweet                                     -       138.5       -        138.5         -      132.7        2.6      6.4      141.7
   Light/Medium sour                        41.1       2.7      59.1      102.9        52.7      6.8       57.9      1.6      119.0
   Heavy sour                              194.8       -         4.9      199.7       177.5      -          5.5      -        183.0
                                         -------   -------   -------    -------     -------   ------    -------   ------    -------
     Total crude oil                       235.9     141.2      64.0      441.1       230.2    139.5       66.0      8.0      443.7
 Unfinished and blendstocks                 (3.2)     (5.7)      3.5       (5.4)        7.2     (4.0)       0.5      0.8        4.5
                                         -------   -------   -------    -------     -------   ------    -------   ------    -------
     Total feedstocks                      232.7     135.5      67.5      435.7       237.4    135.5       66.5      8.8      448.2
                                         =======   =======   =======    =======     =======   ======    =======   ======    =======
Production:
 Light products:
   Conventional gasoline                    79.0      74.6      30.8      184.4        81.8     69.9       29.1      0.3      181.1
   Premium and reformulated gasoline        21.9      10.3       5.8       38.0        24.9     11.4        7.1      5.1       48.5
   Diesel fuel                              65.6      18.0      21.0      104.6        73.6     21.7       22.2      2.3      119.8
   Jet fuel                                 28.6      21.7       -         50.3        18.9     21.8        -        -         40.7
   Petrochemical products                   17.2       7.7       3.2       28.1        19.9      6.8        3.4      0.2       30.3
                                         -------   -------   -------    -------     -------   ------    -------   ------    -------
     Total light products                  212.3     132.3      60.8      405.4       219.1    131.6       61.8      7.9      420.4
 Petroleum coke and sulfur                  31.3       2.8       4.4       38.5        28.6      2.9        4.1      0.7       36.3
 Residual oil                                7.4       1.8       1.5       10.7         4.6      2.1        0.1      -          6.8
                                         -------   -------   -------    -------     -------   ------    -------   ------    -------
     Total production                      251.0     136.9      66.7      454.6       252.3    136.6       66.0      8.6      463.5
                                         =======   =======   =======    =======     =======   ======    =======   ======    =======

*Closed January 2001